UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2025

CBL & ASSOCIATES PROPERTIES, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12494	62-1545718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2030 Hamilton Place Blvd., Suite 500
Chattanooga, Tennessee		37421-6000
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 855-0001

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	CBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

CBL & Associates Properties, Inc. (the "Company") acquired four enclosed regional malls for $178.9 million from Washington Prime Group on July 29, 2025. The malls include Ashland Town Center in Ashland, KY, Mesa Mall in Grand Junction, CO, Paddock Mall in Ocala, FL, and Southgate Mall in Missoula, MT. The Company funded the transaction using cash from sales of real estate assets and funds from the modified open-air centers and outparcels loan, discussed below.

Concurrently with the transaction close, the Company completed a modification and extension of its existing $333.0 million non-recourse open-air centers and outparcels loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to approximately $443.0 million and providing for a seven-year term, comprised of an initial maturity in October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The interest rate on the full principal balance will convert to the floating rate after the initial term.

Item 7.01 Regulation FD Disclosure.

A copy of the Company's press release concerning the matters described in Item 2.01 above is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

a)
Financial statements of business acquired.

The required financial statements for the acquired malls will be filed in accordance with Rule 3-14 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

b)
Pro forma financial information.

The required pro forma financial information for the acquired malls will be filed in accordance with Article 11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

d)
Exhibits

Exhibit Number	Description
99.1	Press Release - CBL Properties Acquires Four Enclosed Regional Malls
99.2	Acquisition Overview
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBL & Associates Properties, Inc.

Date:	July 30, 2025	By:	/s/ Benjamin W. Jaenicke
Benjamin W. Jaenicke Executive Vice President - Chief Financial Officer and Treasurer